Exhibit 10.1

FOURTH AMENDMENT TO OFFICE LEASE

THIS FOURTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 26th day of January, 2018, by and between TEMPUS ONE COLLEGE PARK LLC, an Arkansas limited liability company (“Landlord”), as successor in interest to ZELLER MANAGEMENT CORPORATION, as agent for Owner (“Original Landlord”), and ENDOCYTE, INC. (“Tenant”).

RECITALS

WHEREAS, on May 30, 2008, Original Landlord entered into a certain Office Lease (the “Lease”) with Tenant for office space located in One College Park at 8910 Purdue Road, Indianapolis, Indiana 46268 (the “Building”), whereby Tenant agreed to lease approximately 1,378 rentable square feet of office space known as Suite 725 and situated on the seventh floor of the Building (the “Original Premises”);

WHEREAS, on December 4, 2009, Original Landlord and Tenant entered into a certain First Amendment to Office Lease (the “First Amendment”) for purposes of extending the Expiration Date of the Lease to January 31, 2012, as well as making other amendments, the terms of which are fully set forth therein and hereby incorporated into this Amendment;

WHEREAS, on May 5, 2010, Original Landlord and Tenant entered into a certain Second Amendment to Office Lease (the “Second Amendment”) for purposes of relocating Tenant to office space consisting of approximately 4,397 rentable square feet, known as Suite 250, and situated on the second floor of the Building (the “Premises”), and extending the Expiration Date of the Lease to November 30, 2015, as well as making other amendments, the terms of which are fully set forth therein and hereby incorporated into this Amendment;

WHEREAS, on July 31, 2012, Original Landlord and Tenant entered into a certain Third Amendment to Office Lease (the “Third Amendment”) for purposes of expanding the Premises by an additional 3,225 rentable square feet, for a total of approximately 7,622 rentable square feet, and extending the Expiration Date of the Lease to February 28, 2018, as well as making other amendments, the terms of which are fully set forth therein and hereby incorporated into this Amendment;

WHEREAS, Landlord subsequently acquired title to the Building and succeeded to the interest of the landlord under the Lease;

WHEREAS, Tenant desires to extend the term of the Lease;

WHEREAS, Landlord is willing to extend the term of the Lease subject to the terms and conditions provided herein; and

WHEREAS, Landlord and Tenant now desire to amend the Lease to incorporate the terms as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to further amend the Lease, as previously amended by the First Amendment, Second Amendment, and Third Amendment, as follows:

1.Recitals and Definitions.  The Recitals set forth above are hereby incorporated by reference.  Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Lease (including the First Amendment, Second Amendment, or Third Amendment, as applicable).

2.Extension of Term.  Paragraph 2 of the Lease is hereby amended to provide for an extended term (the “Fourth Extended Term”) commencing March 1, 2018 and continuing through February 28, 2019 (hereinafter the “Expiration Date”).

3.Base Rent.  Subparagraph (a) of Paragraph 3 of the Lease is hereby amended to provide for Monthly Base Rent during the Fourth Extended Term as follows:

Period	Rate/RSF	Monthly Base Rent
March 1, 2018 – Feb. 28, 2019	$21.00	$13,338.50

4.Condition of Premises.  No agreement of Landlord to alter, remodel, decorate, clean, or improve the Premises, and no representation regarding the condition of the Premises has been made by or on behalf of Landlord or relied upon by Tenant under or by reason of this Amendment.

5.Tenant’s Right to Relocate to New Building.  Provided the Lease is in full force and effect and no event of default shall exist under this Lease at the time, if Landlord or an affiliate of Landlord acquires title to the building commonly known as College Park Plaza and located at 8909 Purdue Road (the “CPP Building”) and Tenant leases space in the CPP Building, Tenant shall have the right, until the commencement date of Tenant’s lease of the CPP Building space, to terminate the Lease effective as of the day before the commencement date of Tenant’s lease of the CPP Building space, by delivering written notice to Landlord (on or before the commencement date of Tenant’s lease of the CPP Building space) of Tenant’s intent to terminate the OCP lease.

6.Brokerage Commissions.  Each party represents and warrants to the other that it has dealt with no broker, finder, or other person with respect to this Amendment other than Colliers International and Jones Lang LaSalle Brokerage, Inc. (the “Brokers”). Landlord shall pay any commission becoming due and payable to the Brokers by separate agreement.  Landlord and Tenant each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, expense, or claim incurred by reason of any other brokerage commission alleged to be payable because of any act, omission, or statement of the indemnifying party. Such indemnity

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obligation shall be deemed to include the payment of reasonable attorneys’ fees and court costs incurred in defending any such claim.

7.Binding Effect.  Except as amended hereby, all terms and conditions of the Lease are ratified and confirmed and shall remain unmodified and in full force and effect.  In the event of any inconsistency between the provisions of this Amendment and the Lease, the terms and provisions of this Amendment shall govern and control.  This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective successors and permitted assigns.

8.Submission.  Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord or Tenant and no obligations on Landlord or Tenant shall arise under this Amendment unless and until this Amendment is fully executed by both Landlord and Tenant.

9.Execution.  This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.  This Amendment may be executed and delivered by facsimile or e-mail, with each signature being deemed completed upon its delivery by original copy, facsimile, or e-mail to the other party or the other party’s counsel, such that facsimile or digital signatures so delivered shall be deemed originals.

IN WITNESS WHEREOF, this Amendment is executed by the parties effective as of the date first above written.

: Beth A. Taylor	/s/ Isaac Smith Isaac Smith Manager
TENANT: ENDOCYTE, INC. By: /s/ Beth A. Taylor Printed: Beth A. Taylor Title: V.P Finance	LANDLORD: TEMPUS ONE COLLEGE PARK LLC By: /s/ Isaac Smith Printed: Isaac Smith Title: Manager

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